As filed with the Securities and Exchange Commission on November 25, 2009

Registration No. 333-156952

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMENDMENT NO. 4
TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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SKREEM STUDIOS, INC.

(Name of Small Business Issuer in its Charter)

Florida (State or other jurisdiction of incorporation or organization)	7380 (Primary Standard Industrial Classification Code Number)	20-3687391 (I.R.S. Employer Identification No.)

SKREEM STUDIOS, INC.

11637 Orpington Street

Orlando, FL 32817

Attention: Karen Aalders

(407) 207-0400

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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SKREEM STUDIOS, INC.

11637 Orpington Street

Orlando, FL 32817

Attention: Karen Aalders

(407) 207-0400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of communications to:

Cident Law Group

1425 Broadway Ave #454

Seattle, Washington 98122

Telephone No: (206) 774-3697

Facsimile No.: (206) 577-3894

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Approximate Date of Proposed Sale to the Public:  As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock Per Share	1,000,000(2)	$1.00	$1,000,000.00	$39.30

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(1)

Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2)

Representing shares of the Company to be offered in a self-offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion dated November 25, 2009

SKREEM STUDIOS, INC.

4,051,870 shares of common stock

MARKET FOR THE SHARES

No market currently exists for our shares. We intend that the shares will trade on the OTC Bulletin Board, but we do not intend to contact potential market makers to obtain a listing for the shares on the OTC Bulletin Board until after the effectiveness date granted by the SEC. We make no assurance that we will find a market maker, or that an active market may develop, even if we are listed on the OTC Bulletin Board. We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $1.00 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.00 per share. If all 1,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. We will not receive any of the proceeds from the sale of shares by the Selling Shareholders. If all of the shares offered by us are purchased, the gross proceeds to us will be $1,000,000. This is our initial public offering and no public market currently exists for shares of our common stock.

The selling shareholders will sell at a price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase price is $1.00 per share and was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:

1.

Our history and our prospects;

2.

The industry in which we operate;

3.

The status and development of our products and services;

4.

The previous experience of our executive officers; and

5.

The general condition of the securities markets at the time of this offering.

The offering price should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

The securities offered in this Prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

Prospectus Summary

1

Determination of Offering Price

1

Risk Factors

2

Use of Proceeds

6

Our Direct Public Offering

7

Dilution

7

Offering By Selling Shareholders

8

Shares Eligible for Future Sale

8

Description of Securities

8

Plan of Distribution

9

Interest of Named Experts and Counsel

10

Transfer Agent

10

Experts

10

About Our Company

10

Skreem Studios Inc.

11

Description of Property

11

Legal Matters

11

Summary Financial Information

12

Management's Discussion And Analysis Or Plan Of Operation

13

Off-Balance Sheet Arrangements

14

Inflation

15

Management

15

Executive Compensation

16

Certain Relationships and Related Transactions

17

Principal Stockholders

18

Offering Period And Expiration Date

18

Procedures For Subscribing

18

Where You Can Find More Information

21

Financial Statements

F-1

Notes To Financial Statements

F-7

PROSPECTUS SUMMARY

This Prospectus Summary highlights selected information contained elsewhere in this Prospectus. You should read the following summary together with the more detailed information regarding our Company and the shares of common stock being sold in this offering by the selling shareholders, which information appears elsewhere in this Prospectus.  We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $1.00 per share, as well as our selling shareholder offering a total of 3,051,870 shares of common stock for a total offering of 4,051,870 shares of common stock.  There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised.

DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus, $1.00, was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:

1.

Our history and our prospects;

2.

The industry in which we operate; and

3.

The status and development prospects for our proposed services

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

Skreem Studios, Inc. is a development stage company which utilizes a facility equipped to provide all of the services necessary for recording, editing, and mastering finished, marketable audio products that meet or exceed the standards of the recording industry. The company owned and operated facility; Skreem Studiosat the location 275 North Bayshore Dr. Ococee, FL 34761, leases a digital audio recording and editing facility. It houses four recording studios, a “live” recording space that measures over 650 square feet, large enough for a 25-piece orchestra. It also has a client lounge, a conference room, wet bar, and shower accommodations. Revenue will be initiated through prior industry contacts of the officers, internet advertising via a company web page and direct contact, and traditional print marketing.

Our total assets as of June 30, 2009 equaled $28,040, which consists of $73 in cash. Our liabilities as of June 30, 2009 were $123,960 which contain a total of $54,683 of accounts payable and accrued interest of $30,418. For the three month period ended June 30, 2009 we had revenue of $467 and a loss from discontinued operations of $120,832.

ABILITY OF COMPANY TO CONTINUE AS A GOING CONCERN

SKREEM STUDIOS, INC. reported a net loss for the three months ended June 30, 2009, the nine months ended June 30, 2009, and the period from October 7, 2005 (inception) through June 30, 2009 of $144,035, $218,399 and $516,533,  respectively. The audit opinion of our Independent Registered Public Accounting Firm as of and for the years ended September 30, 2008 and 2007 clearly states that there is doubt as to our ability to continue as a going concern. The footnotes with respect to SKREEM STUDIOS, INC.’s financial statements for the period ended June 30, 2009 stated that SKREEM STUDIOS, INC. had recurring losses from operations, a working capital deficit and limited sources of additional liquidity, all of which raise substantial doubt about SKREEM STUDIOS, INC.’s ability to continue as a going concern. The financial statements as of and for the period ended June 30, 2009 will be prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. Management recognizes that the continuation of SKREEM STUDIOS, INC. as a going concern is dependent upon the achievement of profitability, positive cash flow from operations and the generation of adequate funds to meet its ongoing obligations. SKREEM STUDIOS, INC. continues to seek additional liquidity to improve its working capital position through the Self Offering conducted herein, and the possible exercise of the common stock warrants also contained in this registration statement. However, no assurance can be given that the Offering will be successful or that SKREEM STUDIOS, INC. will be

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able to generate net income in the future. See “Management’s Discussion and Analysis and Results of Operations” and the financial statements and notes thereto presented elsewhere in this Prospectus.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Related to SKREEM STUDIOS, INC.:

There are currently no operations.

There are currently no operations of the Company, as the Company’s studios are currently not open, other than the limited contracting as described under “Licensing”.  All plans for operations are currently forward-looking.  Please see “Management’s Discussion and Analysis or Plan of Operation” and “Licensing” under “Skreem Studios, Inc.”

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We have, in our history, generated limited revenues from operations, have incurred substantial expenses and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur.

Our operations had one revenue source consisting of royalty fees of $467.

Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

Our independent registered public accounting firm issued a report for the year ended September 30, 2008 that contained a “going concern” explanatory paragraph.

Our independent registered public accounting firm issued a report on their audit of our financial statements as of and for the year ended September 30, 2008 containing a “going concern” paragraph. Our notes to the financial statements disclose that SKREEM STUDIOS, INC.’s cash flows have been absorbed in operating activities and has incurred net losses for the period ended September 30, 2009, and has a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The independent registered public accounting firm’s report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered public accounting firm's report and examine our financial statements.

Added Costs Due to Being a Public Company

There is a substantial increase of costs to the Company as a result of being Public.  These costs include, but are not limited to the cost of conducting a yearly audit of the financial condition and quarterly reviews of the Company, such costs can be in excess of $50,000 yearly. In addition, there can be additional legal costs associated with preparing all necessary filings with the Securities and Exchange Commission or other regulatory body, if the Company is not subject to the reporting requirements of section 13 or 15(d) of the Securities Act. There are also assorted other additional costs to the Company for being Public. These additional costs include, but are not limited to, the cost of internal auditing controls in regard to financial reporting. This is made even more difficult by the fact that we have only three officer/directors and that none of the management has extensive experience with public

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companies. As a result of all of these additional costs, the Company is likely to be less profitable if it does not generate enough revue to cover the additional costs.

Current Economic Conditions May Impact Our Commercial Success and Ability to Obtain Financing.

The current economic conditions could have a serious impact on the ability of the Company to sustain its viability.  Due to the decrease in overall spending, there is a possibility that music production levels will decrease for the foreseeable future, resulting in less economic activity for the Company.  Since we are a very small operation, we may not be able to attract enough music recording to sustain ourselves.  In addition, due to the severe difficulty in obtaining credit in the current economic crisis, we may have trouble seeking out and locating additional funds if we so desire or require financing of our operations. Current economic conditions may severely limit our access to traditional sources of capital.  If necessary, we may seek additional funds from our majority shareholder, or officer/directors or other outside sources of capital. These outside sources of capital involve venture capitalists of varying sizes, which may require higher interest payments than traditional debt or equity financings. Currently, there are no arrangements or correspondence with any outside sources.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.

Our growth depends to a significant degree upon our ability to develop new students and customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that we will obtain students or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance

We will need additional capital to allow us to expand our business plan to increase capacity to produce the music of our customers and such financing may be unavailable or too costly.

Our ability to continue to develop the programs and products that we are planning to utilize is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry.

Risks Related to Offering:

Jeffrey Martin owns directly and indirectly through related parties approximately 55.6% of our outstanding common stock, and has significant influence over our corporate decisions, and as a result, his interest could conflict with yours.

Jeffrey Martin holds 1,697,500 shares of our common stock, representing approximately 55.6% of the outstanding shares of our common stock. Accordingly, Mr. Martin will have significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, as well as determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control even after such conversion and exercise by other investors, as Mr. Martin will likely continue to be our largest shareholder. Additionally, Mr. Martin and management own a combined total of approximately 73% of shares outstanding. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.

3

As a result, Mr. Martin and Management have absolute control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders. The interests of Mr. Martin may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders. Additionally, potential investors should take into account the fact that any vote of shares purchased will have limited effect on the outcome of corporate decisions.

Future sales of common stock by our existing shareholders could adversely affect our stock price.

As of November 11, 2009, SKREEM STUDIOS, INC. has 3,051,870 issued and outstanding shares of Common Stock, not including the stock directly by the Company in this offering. The 1,000,000 additional shares are being registered with this offering. Of the total shares issued and outstanding as of November 11, 2009, a total of 3,051,870 shares belong to shareholders subject to Rule 144, and are “restricted securities” as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. All of the shares that are currently “restricted securities” would be eligible for resale under Rule 144 of the Securities Act of 1933 if those shares meet the requirements under that rule. These shares are a substantial amount of the Common Stock and the perception that such sales of these shares will occur, could have a materially negative effect on the market price of our Common Stock. This problem would be exacerbated if we continue to issue Common Stock in exchange for services.

We expect to issue additional stock in the future to finance our business plan and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.

As of November 11, 2009, there were 3,051,870 issued and outstanding shares of Common Stock. If all the shares of stock being offered directly by the Company in this offering were sold, we would have a total of 4,051,870 shares issued and outstanding. Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

We may not be able to obtain a trading market for your shares.

Trading in our Common Stock, if any, is intended to be conducted on the OTC Bulletin Board operated by the NASD, if and when, we obtain a listing. We have made application to the NASD to list these shares on the Over the Counter Bulletin Board operated by the NASD. Said application is still pending. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be more difficult to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called “pink sheets”. Consequently, selling your Common Stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of SKREEM STUDIOS, INC. may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.

We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock

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Our Common Stock Is A “Penny Stock ,” And Compliance With Requirements For Dealing In Penny Stocks May Make It Difficult For Holders Of Our Common Stock To Resell Their Shares.

Currently there is no public market for our common stock. If the common stock is ever listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, our common stock will be deemed to be a “penny stock” as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these investors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Penny stocks are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange.

Penny stocks are also stocks, which are issued by companies with:

Net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or

$5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

We may require additional funds to achieve our current business strategy, which we may not be able to obtain which would affect our ability to operate.

SKREEM STUDIOS, INC. is a relatively new business entity with limited capital resources. Its future plans may require significant capital, which may not be available on an as needed basis. If the Company’s capital is insufficient to reach and impact their targeted market, they may not be able to achieve the intended goals and objectives, or succeed in its industry.

Risks of leverage and debt service requirements may hamper our ability to operate and grow our revenues.

SKREEM STUDIOS, INC.'s debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations. High leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with the Company's anticipated debt burden may be substantial and may create a significant drain on the Company's future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by the Company's lenders as well as the interest expense created by the Company's debt burden could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company's markets. Much of the previous funds for operations came from our largest shareholder.  There is no guarantee that the Shareholder will continue to provide additional funds if the Company needs them to operate.  In such case, the Company may be forced to cease operations and liquidate.

No assurances that the Company will be successful in implementing its business plan and we may fail in our marketing efforts.

All investments will be available for use by the Company immediately upon payment and subscription by the investor and will not be available for refund to investors if the offering fails to raise sufficient funds to complete the business plan of the Company. Investors can have no assurances that the Company will be able to raise funds from other sources to complete its business plan.

Competition may have a material impact on our ability to sell our Technology and Products.

The Company faces substantial competition from a number of providers of similar services. Many of the Company's competitors, particularly those competitors who are large, have substantially greater financial, manufacturing, marketing and technical resources; have greater name recognition and customer allegiance than the Company. This may affect our ability to attract business and limit the opportunities to generate revenues.

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Forward Looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results. The words “expect” “anticipate” and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Reliance on Management.

The investors will have no rights to participate in the management decisions of the Company; the shareholder will only have such rights as other shareholders.

USE OF PROCEEDS

The Company intends to use the net proceeds of this Offering for the following:

Maximum
Build of New Studio	$250,000
Marketing	150,000
Operating Expenses	600,000
1,000,000

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(1)

The amount used here is for illustrative purposes only and does not represent a minimum number of shares required to be sold in this offering.

In the event we raise the smallest amount used for illustrative purposes herein, the Company would be severely restricted in its advertising efforts to market the Studio and the “Boot Camp” In such an event, we would have to increase our operations in small increments as new business found its way to us via word of mouth, or whatever advertising we were able to utilize.

The amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues. Accordingly, our management will retain broad discretion in the allocation of the net proceeds of this Offering. There can be no assurance that the Company’s estimates will prove to be accurate or that unforeseen expenses will not occur. In the event that the Company sells even 25,000 shares, the minimum used here for illustrative purposes, the Company anticipates that these proceeds will be able to satisfy the Company’s capital needs for approximately six months. In the event the Company sells 1,000,000 Shares in this Offering, the Company anticipates that these proceeds will be able to satisfy the Company’s capital needs for approximately 24 months. If the Company sells no shares, or a minimal amount of shares, there is no assurance that the Company will be able to continue to operate. There can be no assurance that even if the Company sells the maximum shares that the proceeds will satisfy the Company’s needs for any determinate period of time.

SKREEM STUDIOS, INC. will receive the proceeds of the 1,000,000 shares, to be sold in the future directly by the Company, from time to time. The Company will only receive the proceeds from the sale of the shares by the Company, if sold. There is no guarantee that the offered shares will be sold.

In the event that substantially less than the maximum proceeds are obtained, the majority shareholder, Jeffrey Martin, is committed to funding the project until profitability.

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OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 1,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.00 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $1,000,000. The expenses associated with this offering are estimated to be $20,079 or approximately 2% of the gross proceeds of $1,000,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

Shares offered in this offering to be sold by Company	1,000,000 shares
Shares of Selling Shareholders that are Outstanding as of June 30, 2009	3,051,870 shares
Shares Outstanding after sale of shares to be sold by the Company	4,051,870 shares

Gross proceeds: Gross proceeds from the sale of up to 1,000,000 shares of our common stock will be $1,000,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop a fully operational studio and attempt to bring our product to market.

There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled “Risk Factors.”

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

DILUTION

Purchasers of securities in this offering will experience immediate dilution and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net book tangible value as of June 30, 2009, was ($95,920) or $0.031 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2009, that of 3,051,870 as adjusted to give effect to the receipt of net proceeds from the sale of the 1,000,000 shares of common stock for $1.00. This represents an immediate increase of $0.254 per share to existing shareholders and an immediate and substantial dilution of $0.777 per share, or approximately 78%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma book value per share of our common stock immediately following this offering.

The cost basis for the officers and directors of the common stock received is $0 since they received their stock from a dividend paid out of the former parent company.  New investors will pay $1.00 per share.

Dilution to New Investors

Offering price per share of Common Stock	$ 1.00
Net pro forma tangible book value per share prior to the Offering	$(0.031)
Increase per share attributable to the Offering	$ 0.254
Pro forma net tangible book value per share after the Offering	$ 0.223
Dilution to New Investors	$ 0.777

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OFFERING BY SELLING SHAREHOLDERS

The following tables set forth certain information concerning each of the selling stockholders. The shares are being registered to permit the selling stockholders and their transferees or other successors in interest to offer the shares in compliance with Rule 415(a)(1)(ix), at a price of $1.00 per share until the shares are quoted on the Over-the-Counter Bulletin Board, if ever.

Selling stockholders are under no obligation to sell all or any portion of their shares. Particular selling stockholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling stockholders will sell all of their shares.

None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

There are no Selling stockholders in this Registration.

SHARES ELIGIBLE FOR FUTURE SALE

As of November 11, 2009, SKREEM STUDIOS, INC. has 3,051,870 issued and outstanding shares of Common Stock. Assuming the 1,000,000 shares to be sold by the Company are sold, there will be a total of 4,051,870 shares issued and outstanding. The shares held by the officers and directors and other entities holding more than 5% of the issued and outstanding shares of the Company will be subject to the volume selling requirements of Rule 144.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

(i)

One percent of the outstanding shares of Common Stock; or

(ii)

The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about SKREEM STUDIOS, INC. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. SKREEM STUDIOS, INC. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See “Risk Factors--Shares Eligible for Future Sale” and “Risk Factors--Possible Volatility of Stock Price.”

DESCRIPTION OF SECURITIES

The authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. As of November 11, 2009, there were 3,051,870 shares of Common Stock issued and outstanding. This does not include the 1,000,000 shares being registered in this Registration Statement to be sold by the Company, if possible, from time to time. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

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Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $1.00 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $ 1.00 per share. If all 1,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $1.00 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (I) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 15c2-11 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Management and Directors who are officers of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

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2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Charles Camorata, Justin Martin and Karen Aalders, who are officers of the Company, are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers at the end of the offering and have not been during the last twelve months and are currently not a broker/dealers or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

There are no shares from the Company’s shareholders in this registration.  All 3,051,870 shares of common stock currently outstanding are subjected to Rule 144 of the Securities Act of 1933 and must be requested by those shareholders to remove the restrictions on the shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of SKREEM STUDIOS, INC. Cident Law Group PLLC, and specifically, Matthew Maza, are not holders of Company stock. Furthermore, none of the experts were hired on a contingent basis and none of the other experts named herein will receive a direct or indirect interest in SKREEM STUDIOS, INC., other than Mr. Krome.

TRANSFER AGENT

The Transfer Agent and Registrar for the common stock is OTC Stock Transfer, 231 East 2100 South, Salt Lake City, Utah.

EXPERTS

Our financial statements as of September 30, 2008 and 2007 and for the periods then ended, have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of our independent registered public accounting firm, dated January 23, 2009 upon authority as experts in accounting and auditing. M&K CPAS, PLLC’s report on the financial statements can be found at the end of this prospectus and in the registration statement.

ABOUT OUR COMPANY

How our company is organized

SKREEM STUDIOS, INC. is an entertainment production company originally formed as a limited liability company (Skreem Studios, LLC) in Florida, on October 7, 2005. The Company initiated pre-commencement activity in May 2006, renting a studio facility, acquiring equipment, building out two studios and incurring other pre-operational expenses.

On April 1, 2007 the Company was acquired by Insight Management Corporation (f/k/a Skreem Records Corporation) and commenced business operations.

On June 27, 2008, the majority of stockholders authorized a name and entity change from Skreem Studios, LLC to Skreem Studios, Inc.

On July 1, 2008, Insight Management Corporation commenced a reverse spin-off of Skreem Studios, Inc., whereby the shareholders of record received one share of Skreem Studios, Inc. for each share owned of Insight

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Management Corporation. Insight Management Corporation, as of July 1, 2008, is no longer related to the Company.

Any information contained on our website should not be considered as part of this prospectus. The information contained on our website is used for disseminating sales and marketing purposes

Where you can find us

The Company’s executive offices, located at 11637 Orpington Street, Orlando, FL 32817, (407) 207-0400 is low-day and cost effective, mirroring the company’s frugal approach to controlling costs to maximize returns. Our studio is located at 275 North Bayshore Dr. Ocoee, FL 34761.

SKREEM STUDIOS INC.

Through the use of the newly leased Skreem Studios facility, we can book as little as one hour or as many as 24 hours per day, allowing the business to focus on providing recording services for record labels, music producers, and recording artists. The facility and its equipment are rented on either an hourly, daily, weekly, or monthly basis as dictated by the clients’ needs. Skreem will also provide engineer, producer, and duplication services at competitive rates and according to the clients’ budgets. In addition to studio and engineer/producer services, and in the course of ongoing business, it is customary in the recording industry that the Studio will occasionally enter into certain licensing agreements that will provide revenue over and above the rental and services income. There is no particular standard as to the frequency or amount of this revenue and it is negotiated on an individual basis. These licensing agreements can include, but are not limited to, production agreements, writer agreements, and performing agreements, all yielding a percentage of revenue earned through the exploitation of the product produced.

Licensing

From time to time the Company may enter into licensing agreements with music production and distribution companies. The Company currently has one licensing contract with NRJ Co., a France corporation that licensed the music of a group called “3rd Wish”.

The license agreements may typically grant the production and distribution company rights to a music single or all of an act's music in a particular country or region with a term of three to fifteen years. The production or distribution company can then distribute the music in record or CD format, mp3, ring tone, or any other music media licensed in the agreement.

The Company will typically receive royalties of a negotiated percentage between 18% and 75% of sales of the production and Distribution Company’s published dealer price less certain packaging deductions. In addition, the Company may receive between 18% and 75% of net royalty receipts received by in the particular nation or region. In connection with the license agreement, the Company may receive a cash advance.

DESCRIPTION OF PROPERTY

The Company currently operates from office located at 11637 Orpington Street, Orlando, FL 32817. This office contains 2,000 square feet of office space. There is no lease or lease payment on the office as it is owned by the Company’s principal shareholder. The Studio is located at 275 North Bayshore Dr. Ocoee, FL 34761, and consists of over 650 square feet multi-function, state of the art, digital audio recording and editing facility. It also has a client lounge, a conference room, wet bar, and shower accommodations. There is no lease agreement for the Studio, however the current arrangement with this Studio owner is the ability to use the area upon notice and rent is paid in Company restricted stock. The current arrangement with this Studio owner is the ability to use the area upon notice and rent is paid in Company restricted stock.

LEGAL MATTERS

The company was engaged in litigation for burglary of our former studios on August 10, 2008. The case commenced in September, 2008 in the Circuit Court for the Ninth Judicial Circuit for Orange County, Florida against four separate individual defendants. The company alleges that the defendants sold certain equipment and assets to the plaintiff. This lawsuit was dropped because the company was awarded an insurance settlement in full for the removal of the equipment.

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SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from the detailed financial statements appearing elsewhere in this prospectus. This information should be read in conjunction with those financial statements and related notes, and the “use of Proceeds” and “Plan of Operation” sections included in the prospectus.

June 30, 2009
Balance Sheet Data:
Cash and cash equivalents	$73
Property and equipment net of depreciation	21,550
Total assets	28,040
Total liabilities	123,960
Stockholders’ Equity	(95,920)

Statement of Operations Data:

	For the three months ended June 30, 2009	From October 7, 2005 (Inception) Through June 30, 2009
Revenues	$467	$467
Total cost and expenses	23,670	87,677
Loss from operations	(23,203)	(87,210)
Loss from discontinued operations	(120,832)	(429,323)
Net loss	$(144,035)	(516,533)
Net loss per share – basic and diluted for continuing operations	(0.008)
Net loss per share – basic and diluted for discontinued operations	(0.039)

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Our Trading Symbol

The Common Stock of SKREEM STUDIOS, INC. does not have a trading symbol at this time.

As of June 30, 2009, there were approximately 41 shareholders of record for the Company’s common stock.

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results. The words “expect” “anticipate” and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement..

PLAN OF OPERATION

The Studio is currently not open.  However, the first step to generating revenue is to make known the availability of the Studio for rental to all previous clients of the officers and their respective companies.

In addition, Internet and print advertising for the Studio as an audio/video production facility.  The cost of this advertising will initially be one-half of the “Marketing” budget indicated in the “Use of Proceeds” or $75,000, with the remainder of the marketing budget to be used as ongoing marketing after operations have begun.

Revenue for studio rental is estimated to begin within ninety days of the initiation of advertising.

There is currently no monthly burn rate as the Studio is currently not operating.  The Company is dependent upon loans made by the majority shareholder, Jeffrey Martin.  (See “Debt Financing and Related Party Notes” below)

RESULTS OF OPERATIONS:

Revenues for the Three-Month Ended June 30, 2009.

The Company earned $8,167 for the three-month period ended June 30, 2009.  The Company earned this amount as follows:  $7,750 studio rental income on the sublease to Rich Music Entertainment, as part of the sublease agreement, $1,500 of which was received by the Company and $6,250 of which was paid directly to the landlord and recorded as revenue and rent expense in the Company.  This rental income was for the studio located at: 7648 Southland Blvd, Orlando, Florida. This rental income is not material.

Currently, Rich Music Entertainment has taken over the lease at this site and a new arrangement has been made with another studio location.  Please see “Description of Property” above.  The studio rental receipts have been netted against expenses and included as part of the loss from discontinued operations for the period.

The Company further earned $417 music in royalty income (receivable at 06/30/09 and received 07/08/09) from NRJ Music.

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For the nine months ended June 30, 2009 vs. the nine months ended June 30, 2008 Net Income and Loss

Net loss for the nine months ended June 30, 2009 was $218,399, compared to $120,253 for the nine months ended June 30, 2008. Due to cash flow constraints operations continued to generate a loss through April 15, 2009 and the board of directors decided to discontinue operations at the former location at 7648 Southland Blvd. in Orlando, Florida and pursue continuing operations at a new location in Ocoee, Florida.

The company recognized extraordinary income of $32,822 related to the receipt of insurance proceeds for studio equipment that was burglarized on August 10, 2008.  Please see “Legal Matters” above.  Additionally, the Company recognized a loss on the impairment of fixed assets in the amount of $86,855 on the abandonment of the leasehold improvements at the former location and the reduction of equipment to fair value basis.

Liquidity and Financial Resources

As of June 30, 2009, we had $73 in cash. The Company does not believe that such funds will be sufficient to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources.

Previously the Company has relied upon its major shareholder to advance funds to allow it to operate in such situations. The plan of operation outlined above is not principally dependent upon debt financing.  If the fund raising falls short of the goals outlined, the majority shareholders will continue to fund the Company as needed until profitability.  However, because the Company has no bank arrangements or plans currently in effect, its inability to raise equity financing for the above purposes will have a severe negative impact on the plan of operations outlined above.

Debt Financings and Related Party Notes

The Company is highly dependent on related party financing, specifically from majority shareholder, Jeffrey Martin (“Related Party Notes”).  All of the debt financing and related interest expense for the Company have been provided by and paid or accrued to Jeffrey Martin, the principal shareholder or entities controlled by him.  The Related Party Notes are made formal through promissory notes.  Other than these Related Party Notes, there are no other formal agreements between the Company and Jeffrey Martin regarding any future debt financing or the payment of related interest expenses.

On February 26, 2008, the Company’s former Parent Company, Insight Management Corporation, (the “Parent Company), formerly known as Skreem Records Corporation, issued 500,000 common shares of the former Parent Company common stock to relieve notes payable on behalf of both the Company and the former Parent Company, for a total debt relieved of $250,000. The debt relieved related to the Company was $205,500, incurred by the Company’s acquisition of equipment and operations such as rent, utilities and similar expenses. The debt relieved for the former Parent Company was $44,500.

The relative market value of the former Parent Company common stock at the time of issuance was $0.50 per share. Therefore, no gain or loss on this extinguishment was recognized as the consideration given up by the former parent in the form of the former Parent Company common stock was equal to the consideration received in relief of the notes payable of $250,000. This non-cash transaction was taken as a contribution from the former parent in fiscal 2008.

On June 30, 2009 interest in the amount of $30,418 is accrued on these notes. Interest expense for the three and nine month periods ended June 30, 2009 and from inception was $1,985, $6,888 and $34,462, respectively.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

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INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

GOVERNMENT REGULATIONS

We estimate that there is no material cost to comply with any environmental laws of the Federal, State or Local governments. Any compliance, we believe that any cost and/or compliance is the responsibility of the end user.

MANAGEMENT

The directors and officers of the Company are listed below with information about their respective backgrounds. Each Director is elected to serve a one year term, until the next annual meeting of the shareholders or until their successor is elected (or appointed) and qualified.

The executives and directors currently serving the Company are as follows:

Name	Age	Position
Charles Camorata	55	President, Chief Executive Officer and Director
Justin Martin	25	Vice President and Director
Karen Aalders	58	Secretary/Treasurer and Principle Accounting/Financial Officer and Director

Charles Camorata

2000 - Present

President/Producer for Skreem Entertainment

Develop new groups and prepare them for recording careers by providing vocal and dance training, as well as produce their first commercially released record. All executive duties involved in daily operations of SKREEM Entertainment Corp., a public company, SKREEM Records, and JC Skreem Publishing Co., and president/CEO of SKRM Interactive, Inc., a public company.

Mr. Camorata’s start date as president of Skreem Entertainment Corp. was the year 2000 to Nov, 2007.  He was president of Skreem Records from March, 2006 to May, 2008.  He has been president of JC Skreem Publishing from 2001 to present.  He is currently president of Skreem Studios, Inc.

Duties include: Running all operations needed to produce, record, and release music as well as set up the studio operations. He also had oversight of the filing of all publishing of songs in our catalog.

1993 - 1999

Self employed as music, sound, and design consultant and project manager with projects including:

Theme Parks and Recording Studios including Walt Disney World, Universal Studios and MGM Studios Sound designer/design supervisor, MIDI systems programmer, and music editor/mixer for “Porta Europa” – an MCA/Universal theme park in Wakayama, Japan.

Sound designer/design supervisor, MIDI systems programmer, and music editor/mixer for the “Water World Stunt Show” in Universal Studios Hollywood. (Won IAAPA award for “Best Mixed Stunt Show Worldwide” 1995).

Sound designer/design supervisor for Fox Television’s fall 1994 series “Fortune Hunter”.

Sound designer/design supervisor for independent film “Shakti” released in Puerto Rico.

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Project manager and design consultant for Sound Deluxe Inc. Projects managed and designed include The Nascar Café Chain, Caroline’s Comedy Nation in Manhattan, All-star Cafes, Seuss Landing at Universal Studios Florida.

Justin Martin

Mr. Martin joined the Company in April 2007, as Vice President and Director. Mr. Martin started with music group “3rd Wish”, on or about January 6, 2001. The group for the most part made a name for themselves in the European market. He has extensive music training since the age of 16.  Mr. Martin has no experience operating a public company. He continues to be in 3rd Wish.

Karen Aalders.

Ms. Aalders joined the Company in May, 2006 as its Secretary / Treasurer and a director.

From 1994 to 1999, Ms. Aalders was employed by Martin Consultants, Inc. as Secretary / Treasurer.  While at Martin Consultants, Inc., she was contracted out as a Chief Financial Officer to Skreem Entertainment Corp. (now Sector 10 Corp.) from 2000 to 2006, a public company.

From 1990 to 1994 she was employed by Sorex Medical of Salt Lake City where she had oversight responsibility of purchasing and customer service.

EXECUTIVE COMPENSATION

The operating officers currently do not have an employment agreement. Currently, Mr. Camorata is entitled to an annual base salary and is the only individual with the understanding of being paid $2,000 a month , plus reimbursement for documented out-of-pocket expenses. The Board of Directors plans to grant non-qualified options annually to each officer as additional future compensation for services rendered. The timing and extent of such option grants are made at the sole discretion of the Board of Directors and have an exercise price equal to the estimated fair-market-value on the date of the grant. There is no other compensation given beyond the potential of the option grants. The following Summary Compensation Table sets forth the compensation for each executive officer for the past three fiscal years ended September 30,

Summary Compensation Table

Name & Position	Fiscal Year	Annual Salary	Fiscal Year	Annual Salary	Long-term Compensation; Securities Underlying Options
Charles Camorata, President	2007(1)	-0-	2008	$ 19,000	none	none
Justin Martin, Vice-President	2007(1)	-0-	2008	-0-	none	none
Karen Aalders	2007(1)	-0-	2008	-0-	none	none

———————

(1)

During this period, Skreem Studios, Inc was a wholly owned subsidiary of Insight Management Corporation, formerly known as Skreem Records Corp.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each executive officer is elected annually by the Board of Directors to hold their respective office until the annual meeting of shareholders and until their successors is chosen and qualified.

EMPLOYEES

The Company has three employees, two part-time individuals and one full-time individual, which include operating officers.They are employed by the Company on a contract basis, until the Studios are operational. None of the employees are covered by a collective bargaining or similar agreement. The Company believes it has good relations with all of the employees.

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EMPLOYMENT AGREEMENTS

As of the date of this filing, we do not have any formal written employment agreements with any officer or director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All of the debt financing and related interest expense for the Company have been provided by and paid or accrued to Jeffrey Martin, the principal shareholder or entities controlled by him.  This debt financings (“Related Party Notes”) were made formal through promissory notes.  Other than these Related Party Notes, there are no other formal agreements between the Company and Jeffrey Martin regarding any future debt financing or the payment of related interest expenses

On February 26, 2008, the Company’s former Parent Company, Insight Management Corporation (the “Parent Company”), formerly known as Skreem Records Corporation, issued 500,000 common shares of the former Parent Company common stock to relieve notes payable on behalf of both the Company and the former Parent Company, for a total debt relieved of $250,000.  The debt relieved related to the Company was $205,500, incurred for the Company’s acquisition of equipment and operations such as rent, utilities and similar expenses.  The debt relieved for the former Parent Company was $44,500.   Currently, only the principle amounts of the loans were repaid through this exchange.

Currently, only the uncollateralized interest of the Related Party notes in total of $54,683 as of June 2009, remains.

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PRINCIPAL STOCKHOLDERS

. The following table describes, as of June 30, 2009, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.

Identity of Stockholder or Group	Number of Shares Beneficially Owned (1)	Percentage of Shares Owned prior to Offering	Percentage of Shares Owned after sale of Shares in Offering (2)
Jeff Martin 11637 Orpington Street Orlando, FL 32817	1,697,500	55.6%	41.9%
Tony Harrison c/o the Company 11637 Orpington Street Orlando, FL 32817	490,000	16.1%	12.1%
Justin Martin c/o the Company 11637 Orpington Street Orlando, FL 32817	300,000	9.8%	7.4%
Karen Aalders c/o the Company 11637 Orpington Street Orlando, FL 32817	183,000	6.0%	4.5%
Charles Camorata* c/o the Company 11637 Orpington Street Orlando, FL 32817	20,000	0.7%	0.5%
All Officers and Directors as A Group (3 Persons)	503,000	16.5%	12.4%

———————

*

Less than 5%

(1)

Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

(2)

Assumes sale of all 4,050,870 shares in this offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a subscription agreement

2.

deliver a check or certified funds to us for acceptance or rejection.

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All checks for subscriptions must be made payable to “Skreem Studios, Inc.”

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

UNDERWRITERS

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

REGULATION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-l, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

19

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS REGARDING
INDEMIFICATION OF DIRECTORS AND OFFICERS REGARDING INDEMNIFICATION

The Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by Florida law for any person whom the Company may indemnify thereunder, including directors, officers, employees and agents of the Company. In addition, the Certificate of Incorporation, as permitted under the Florida General Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Florida law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the “Acts”) as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

FLORIDA ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF
INCORPORATION AND BY-LAW PROVISIONS

Provisions of Florida law and our Certificate of Incorporation and By-Laws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

We are subject to the Florida General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Florida corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

(i)

The Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

(ii)

Upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

(iii)

On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

20

WHERE YOU CAN FIND MORE INFORMATION

Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form S-1 with the Commission to register shares of our common stock. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

21

SKREEM STUDIOS, INC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SKREEM STUDIOS, INC.

We have audited the accompanying balance sheets of Skreem Studios, Inc. (a development stage company) as of September 30, 2008 and 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and for the period from October 7, 2005 (inception) through September 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skreem Studios, Inc. as of September 30, 2008 and 2007, and the results of its operations, changes in stockholders' equity and cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

January 23, 2009

Skreem Studios, Inc.

(A Development Stage Company)

Balance Sheets

As of September 30, 2008 and 2007

	September 30, 2008	September 30, 2007
ASSETS:
Current assets:
Cash	$250	$192
Insurance proceeds receivable	133,889	––
Prepaid expense	5,717	584
Total current assets	139,856	776

Property and equipment, net of accumulated depreciation of $30,738 and $0, respectively	167,325	319,691

Deposit	6,000	6,000
TOTAL ASSETS	$313,181	$326,467

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$22,419	$5,311
Accrued interest	27,535	13,767
Notes payable – related party	140,850	220,200
Total Current Liabilities	190,804	239,278

Stockholders' Equity:

Common Stock, $.001 par value; 100,000,000 shares authorized, 3,051,870 and 0 shares issued and outstanding, respectively	3,052	3,052
Additional paid in capital	417,459	177,185
Deficit accumulated during the development stage	(298,134)	(93,048)
Total Stockholders' Equity	122,377	87,189
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$313,181	$326,467

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Statements of Operations

For the Years Ended September 30, 2008 and 2007 and

the Period From October 7, 2005 (Inception) Through September 30, 2008

	Year Ended September 30,		October 7, 2005 (Inception) Through September 30,
	2008	2007	2008
Revenue:	$4,210	$––	$4,210

Expenses: General and administrative expenses	66,240	15,109	85,527
Rent	59,381	49,344	119,375
Depreciation	50,494	––	50,494
Interest expense	13,806	13,767	27,573

Total Operating Expenses	189,921	78,220	282,969
Net Loss before extraordinary items	(185,711)	(78,220)	(278,759)

Extraordinary Loss Casualty loss on equipment	(19,375)	––	(19,375

Net Loss	$(205,086)	$(78,220)	$(298,134)

Net Loss per Common Share - Basic and Diluted	$(0.07)	$(.03)

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted	3,051,870	3,051,870

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the twelve months ended September 30, 2008 and 2007 and

the period from October 7, 2005 (Inception) Through September 30, 2008

	Twelve Months Ended September 30,		October 7, 2005 (inception) to September 30,
	2008	2007	2008
Cash Flows from Operating Activities:
Net Loss	$(205,086)	$(78,220)	$(298,134)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	50,494	––	50,494
Extraordinary loss	19,375	––	19,375
Changes in:
Deposit	––	(3,000)	(6,000)
Prepaid expenses	(5,133)	(584)	(5,717)
Accounts payable and accrued liabilities	30,876	15,814	49,954
Net Cash Flows Used in Operations	(109,474)	(65,990)	(190,028)
Cash Flows from Investing Activities:
Proceeds from sale of equipment	432	––	432
Purchase of fixed assets	(50,092)	(70,535)	(133,517)
Net Cash Flows Used in Investing activities	(49,660)	(70,535)	(133,085)
Cash Flows from Financing Activities:
Cash contributions from owners	32,324	13,500	45,824
Cash borrowings from owners	136,350	117,700	281,550
Expenses paid by owners on behalf of company	718	10,971	11,689
Principal payments on debt	(10,200)	––	(10,200)
Distributions to owners	––	(5,500)	(5,500)
Net Cash Flows Provided by Financing activities	159,192	136,671	323,363
Net Increase (Decrease) in Cash	58	146	250
Cash and cash equivalents - Beginning of period	192	46	––
Cash and cash equivalents - End of period	$250	$192	$250

SUPPLEMENTARY INFORMATION
Interest Paid	$39	$––	$39
Non-cash transactions
Insurance Proceeds Receivable related to extraordinary loss	133,889	––	133,889
Equipment purchased by owners	1,732	17,799	162,998
Equipment purchased for notes payable	––	––	75,000
Issuance of shares from spin off from parent company	––	––	3,052
Debt extinguished for equity	205,500	––	205,500

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

For the twelve months ended September 30, 2008 and 2007 and

the period from October 7, 2005 (Inception) Through September 30, 2008

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
	Shares	Amount	Paid-in Capital	Development Stage	Stockholders Equity
Inception to October 7, 2005
Founders shares	3,051,870	$3,052	$(3,052)	$––	$––
Fixed Assets contributed from owner	––	––	143,467	––	143,467
Net Loss	––	––	––	(14,828)	(14,828)
Balances - September 30, 2006	3,051,870	3,052	140,415	(14,828)	128,639
Distributions to owners	––	––	(5,500)	––	(5,500)
Equipment contributed from owners	––	––	10,971	––	10,971
Expenses paid by owners	––	––	17,799	––	17,799
Cash contributions from owners	––	––	13,500	––	13,500
Net Loss	––	––	––	(78,220)	(78,220)
Balances - September 30, 2007	––	3,052	177,185	(93,048)	87,189
Cash contributions from owners	––	––	32,324	––	32,324
Expenses paid by owners	––	––	718	––	718
Equipment contributed from owners	––	––	1,732	––	1,732
Debt Extinguished by Parent Company	––	––	205,500	––	205,500
Net Loss	––	––	––	(205,086)	(205,086)
Balances - September 30, 2008	3,051,870	$3,052	$417,459	$(298,134)	$122,377

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS

Skreem Studios, Inc. (f/k/a Skreem Studios LLC) was formed on October 7, 2005 as a limited liability company with the beneficial interest held by two of the Company’s shareholders, Jeffrey Martin and Tony Harrison. The Company initiated pre-commencement activity in May 2006, renting a studio facility, acquiring equipment, building out two studios and incurring other pre-operational expenses. On April 1, 2007 the Company was acquired by Insight Management Corporation (f/k/a Skreem Records Corporation) under the purchase method and commenced business operations.

On June 27, 2008, the majority of stockholders authorized a name and entity change from Skreem Studios, LLC to Skreem Studios, Inc. On July 1, 2008, Insight Management Corporation commenced a reverse spin-off of Skreem Studios, Inc., whereby the shareholders of record received one share of Skreem Studios, Inc. for each share owned of Insight Management. The financial statements report activity of the Company from its inception on October 7, 2005.

The Company’s business is the operation of a recording studio. The Company generates revenue by providing the facility and related recording services. The Company leases two studio facilities located at 7648 Southland Boulevard, Orlando, FL, Suite/Studio 104 and Suite/Studio 105.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared utilizing the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. Under this method, revenues are recognized when earned and expenses are recorded when liabilities are incurred.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. Skreem considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, and collectability is reasonably assured. Revenue that is billed in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided. As of September 30, 2008, no significant revenue has been recorded.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 2008 and 2007, there were no cash equivalents.

Prepaid expenses

Prepaid expenses are advance payments for products or services that will be used in operations during the next twelve months.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Property, equipment, and improvements

Property and equipment are stated at cost. Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. Fully depreciated assets are carried on the books until the date of disposal. Property sold or retired, and the related gain or loss, if any, is taken into income currently. Property that costs less than $500 is expensed as incurred.

Depreciation and amortization

Depreciation is calculated on the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years for equipment and furnishings and over the life of the lease for leasehold improvements.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Fair Value of Financial Instruments

Financial instruments, including cash, receivables, accounts payable, and notes payable are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with market rates. No adjustments have been made in the current period.

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Current income tax provisions are made based on taxable income reported to federal and state taxing authorities. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of September 30, 2008 and September 30, 2007, there were no current or deferred income tax expense or benefits.

For income tax reporting purposes, the Company uses accounting methods that recognize depreciation sooner than for financial statement reporting. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that accelerated depreciation exceeds straight-line depreciation. Deferred income taxes have been recorded for the excess, which will be taxable in future periods through reduced depreciation deductions for tax purposes.

Cash paid for income taxes for the twelve month periods ended September 30, 2008 and 2007 and from inception was $0.

Basic and Diluted Net Income Per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards no.123(R) or SFAS No. 123(R), Share-Based Payments, and Staff Accounting Bulletin No. 107, or SAB 107, Share-Based Payments. The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, or SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services under FASB Statement no. 123.

The Company did not grant any stock options from inception through September 30, 2008.

Advertising

Advertising costs are generally expensed as incurred. Total advertising cost for the twelve month periods ended September 30, 2008 and 2007 and from inception was $3,190 $0 and $4,440, respectively

Recent Accounting Pronouncements

Skreem does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

Skreem’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses of $298,134 and has a working capital deficit of $50,948 at September 30, 2008. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Management intends to finance these deficits through the sale of stock.

NOTE 4 – INCOME TAXES

There has been no provisions for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses from inception.

At September 30, 2008 and September 30, 2007 the Company had US net operating loss carryforwards of approximately $298,134, and $93,048 for federal income tax purposes.

Deferred tax assets and liabilities are comprised of the following as of September 30, 2008 and September 30, 2007:

Deferred income tax assets:
	2008	2007
Tax effect of net operating loss carryforward	$101,366	$34,636
Valuation allowance	$(101,366)	$(34,636)
Net deferred tax asset	$––	$––

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of September 30, 2008 and September 30, 2007, the Company had net operating loss carry forwards of approximately of $298,134 and 93,048 for federal and state income tax purposes. These carry forwards, if not utilized to offset taxable income will begin expiring in 2026 and 2027. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

NOTE 5 – DEVELOPMENT STAGE OPERATIONS

The Company was formed October 7, 2005. Initial funding for the Company was provided by the parent’s principal stockholder via equity capital, direct debt capital and indirect/related party debt capital. The Company’s business operations commenced January 2, 2008. Operations of the Company from inception have been devoted primarily to raising capital, obtaining financing, acquiring equipment, constructing improvements to the rented studio facilities, and administrative functions. Start-up and organization costs are expensed as incurred. Transactions with shareholders and other related parties are described in other notes to these financial statements.

NOTE 6 – RELATED PARTY NOTES

Short-term debt as of September 30, 2008 and 2007 consisted of the following demand notes:

On February 26, 2008, the Company’s Parent Company as of that date, Skreem Records Corporation (“SRC”) , issued 500,000 common shares of SRC stock to relieve notes payable on behalf of both the Company and the Parent Company. The debt relieved related to the Company was $205,500. The debt relieved for the Parent Company was $44,500, for a total debt relieved for the parent and subsidiary of $250,000. The relative market value of the SRC stock at the time of issuance was $0.50 per share. Therefore, no gain or loss on this extinguishment was recognized as the consideration given up by the parent in the form of SRC stock was equal to the consideration received in relief of the notes payable of $250,000. This non-cash transaction was taken as a contribution from the parent in fiscal 2008.

At September 30, 2008, interest in the amount of $27,535 is accrued on these notes. Interest expense for the twelve month periods ended September 30, 2008 and 2007 and from inception was $13,806, $13,767 and $27,573 respectively.

	2008	2007
Various unsecured demand notes to the principal shareholder with no stated interest rate; interest is being accrued at 8.00%.
	$40,850	$171,500

Various unsecured demand notes to a business owned and controlled by the principal shareholder with a stated interest rate of 8.00%.
	87,400	45,200

An unsecured demand note to a business owned and controlled one of the shareholders with no stated interest rate; interest is being accrued at 8.00%.
	1,600	––

Various unsecured demands note to a corporation controlled by the principal shareholder with a stated interest rate of 8.00%.
	11,000	3,500

	$140,850	$220,200

NOTE 7 – CAPITAL STOCK

On July 1, 2008, Skreem Studios, LLC spun off from its then Parent Company Skreem Records Corporation (now called Insight Management, Inc.). Subsequent to the spin off, the limited liability company incorporated and became Skreem Studios, Inc. All shareholders of the Parent Company as of July 1st received one share in the newly formed Skreem Studios, Inc. These shares were treated as founders shares by the Company with an increase to common stock and the offset to additional paid in capital. This was the only stock transaction by the Company from inception through September 30, 2008.

NOTE 8 – RELATED PARTY TRANSACTIONS

All of the debt financing and related interest expense for the Company have been provided by and paid or accrued to the principal shareholder or entities controlled by him. See the Note 6.

The Company receives sublease rental income and utility reimbursement income from an entity that is controlled by an individual who is a party to the net profit sharing agreement regarding studio operations. This related party income is for use of space within the studio facility that is not a part of studio operations.

The various Related Party notes in total of $140,850 as of September 30, 2008 include both collateralized and uncollateralized interests. As of September 30, 2008, Debt from Related Party Notes equal to $107,400 is

100% collateralized by all of the assets of the Company. All other debt in the amount of $33,450 is not collateralized with any of the Company’s assets.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases two studio/suites. The three-year lease on studio/suite 104 expires on May 31, 2009 and the five-year assumed lease on studio/suite 105 expires on May 31, 2009. Both leases have been extended through May 31, 2012. The minimum future lease payments for these non-cancelable leased studio/suites as of September 30, 2008 are as follows:

Year Ended September 30,	Amount
2009	47,707
2010	56,004
2011	56,004
2012	37,336
2013	––
$204,001

The Company is a plaintiff in a civil lawsuit regarding the theft of equipment it owns. See the note below regarding equipment and contingent event for details.

NOTE 10 – EQUIPMENT

Property and equipment at September 30, 2008 is as follows:

Furniture, fixtures and equipment	$84,903
Leasehold improvements	113,160
Less accumulated depreciation	30,738
$197,051

The Company leased two Studio/Suites in June and September, 2006. These Suites require significant modifications and alterations in order for them to be placed in service as recording studios. Direct costs of $96,374 as well as carrying costs associated with the leasehold improvements of $16,786 were capitalized as they occurred and are being amortized from the commencement of operations on January 2, 2008 over the five year term of the lease.

On August 10, 2008, the Company suffered a break-in and substantially equipment was stolen. The Company also incurred damage to its leased facility. The Company has filed an insurance claim on the incident, recognizing insurance proceeds receivable in the amount of $133,889 and recognizing an extraordinary loss in the amount of $19,375. The Company has filed a civil lawsuit and is in the process of seeking damages from the alleged perpetrators above the amounts covered by insurance. See the note below regarding the contingent event for details.

All escalating payment leases were expensed according to the straight line method.

NOTE 11 – EXTRAORDINARY LOSS

The company recognized an extraordinary loss related to studio equipment that was burglarized on August 10, 2008. The extraordinary loss of $19,375 was considered extraordinary due to its unusual and infrequent nature. The loss recognized is equal to the book value of the assets stolen of $153,264 less the proceeds to be received from the Company’s insurance claim of $133,889. The claim was collected subsequent to the balance sheet date, and was therefore collectible and recognizable as of the balance sheet date. The insurance proceeds that were collected were netted against the loss in the manner above in accordance with SOP 96-1 and FASB interpretation 30.

NOTE 12 – CONTINGENT EVENT

On August 10, 2008, the Company suffered a break-in and substantially equipment was stolen. The Company also incurred damage to its leased facility. The Company has filed an insurance claim on the incident, recognizing insurance proceeds receivable in the amount of $133,889 and recognizing a loss in the amount of $19,375. The Company has filed a civil lawsuit and is in the process of seeking damages from the alleged perpetrators in the amount of $15,000, return of the equipment stolen with an estimated value of $176,175, as well as compensatory damages, punitive payment and recovery of costs. The Company has not recognized any revenue or receivable in conjunction with this lawsuit because legal council has advised that neither the likelihood of a favorable outcome nor an estimate of a range of potential gain can be determined. Pursuant to SFAS statement number 5 gain contingencies are not allowed.

NOTE 13 – SUBSEQUENT EVENT

In October 2008 the Company collected the $133,889 insurance proceeds receivable on the theft casualty incurred August 10, 2008.

Skreem Studios, Inc.

(A Development Stage Company)

Balance Sheets

As of June 30, 2009 and September 30, 2008

	June 30, 2009	September 30, 2008
ASSETS:	(unaudited)
Current assets:
Cash	$73	$250
Accounts receivable	417	––
Insurance Receivable	—	133,889
Prepaid expense	—	5,717
Total current assets	490	139,856

Property and equipment, net of accumulated depreciation of $0 and $12,678 respectively	––	72,224
Equipment held (not in service)	21,550	––
Deposit	6,000	6,000
Long term assets of discontinued operations	––	95,101
TOTAL ASSETS	$28,040	$313,181

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$54,683	$22,419
Accrued interest	30,418	27,535
Credit cards payable	4,524	—
Notes payable – related party	34,335	140,850
Total Current Liabilities	123,960	190,804

Stockholders' Equity (Deficit):

Common Stock, $.001 par value; 100,000,000 shares authorized, 3,051,870 shares issued and outstanding	3,052	3,052
Additional paid in capital	417,459	417,459
Deficit accumulated during the development stage	(516,533)	(298,134)
Total Stockholders' Equity	(95,920)	122,377
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$28,040	$313,181

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Statements of Operations

For the three and nine months ended June 30, 2009 and 2008,

the Period From October 7, 2005 (Inception) Through June 30, 2009

(unaudited)

	Three Months Ended June 30,		Nine Months Ended March 31,		October 7, 2005 (Inception) Through June 30,
	2009	2008	2009	2008	2009
Revenue:	$467	$––	$467	$––	$467
Expenses:
Operating expenses	––	––	––	––	––
General and administrative expenses	16,908	2,400	36,769	5,050	48,438
Interest expense	1,985	2,081	6,888	10,812	34,462
Impairment of fixed assets	4,777	––	4,777	––	4,777

Total Operating Expenses	23,670	4,481	48,434	15,862	87,677
Net income before discontinued operations	(23,203)	(4,481)	(47,967)	(15,862)	(87,210)
Loss from discontinued operations	(120,832)	(47,911)	(170,432)	(104,391)	(429,323)

Net Loss	$(144,035)	$(52,392)	$(218,399)	$(120,253)	$(516,533)

Net Loss per Common Share for Continuing Operations- Basic and Diluted	$(.008)	$(.001)	$(.016)	(.005)
Net Loss per Common Share for Discontinued Operations – Basic and Diluted	$(.039)	$(.016)	$(.056)	$(.035)

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted	3,051,870	3,051,870	3,051,870	2,989,097

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the nine months ended June 30, 2009 and 2008 and

the period from October 7, 2005 (Inception) Through June 30, 2009

(unaudited)

	Nine Months Ended June 30,		October 7, 2005 (inception) to June 30,
	2009	2008	2009
Cash Flows from Operating Activities:
Net Loss	$(47,967)	$(15,862)	$(87,210)
Net loss from discontinued operations	(170,432	(104,391	(429,323
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	8,540	14,746	42,374
Rent	102	––	102
Loss on equipment	33,018	––	31,960
Extraordinary gain on stolen equipment	(32,822	––	(13,447
Impairment of fixed assets	4,777	––	4,777
Changes in:
Accounts receivable	(417	––	(417
Deposit	––	––	(3,000)
Prepaid expenses	5,717	(133)	––
Accounts payable & accrued expense	39,570	7,536	89,625
Net Cash Flows Used in Operations	(159,914)	(98,104)	(364,559)

Cash Flows from Investing Activities:
Proceeds from sale of equipment	––	––	432
Proceeds from insurance claim	166,711	––	166,701
Purchase of fixed assets	(624)	(12,796)	(20,982)
Net Cash Flows Provided by (Used in) Investing activities	166,087	(12,796)	146,151

Cash Flows from Financing Activities:
Cash borrowings from owners	75,500	86,250	361,966
Proceeds from sale of stock	––	32,803	52,013
Principal payments on debt	(176,915)	––	(192,131)
Net Cash Flows Provided by (used in) Financing activities	(101,415)	119,053	221,848
Net Cash Provided by (Used in) Discontinued Operations	95,065	(7,776	(3,367
Net Increase (Decrease) in Cash	(177)	377	73

Cash and cash equivalents - Beginning of period	250	192	––

Cash and cash equivalents - End of period	$73	$569	$73

SUPPLEMENTARY INFORMATION
Interest Paid	$4,005	$—	$4,044
Non-cash transactions
Sale of fixed assets paid directly to note holder	$5,100	$––	$5,100
Equipment purchased by owners	—	—	162,998
Equipment purchased for notes payable	—	—	75,000
Issuance of shares from spin off from parent company	—	—	3,052
Debt extinguished for equity	—	205,500	205,500

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

For the period from October 7, 2005 (Inception) Through June 30, 2009

(unaudited)

			Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders Equity

	Common Stock
	Shares	Amount
Inception to October 7, 2005
Founders shares	3,051,870	$3,052	$(3,052)	$––	$––
Fixed Assets contributed from owner	––	––	143,467	––	143,467
Net Loss	––	––	––	(14,828)	(14,828)
Balances - September 30, 2006	3,051,870	3,052	140,415	(14,828)	128,639
Distributions to owners	––	––	(5,500)	––	(5,500)
Equipment contributed from owners	––	––	10,971	––	10,971
Expenses paid by owners	––	––	17,799	––	17,799
Cash contributions from owners	––	––	13,500	––	13,500
Net Loss	––	––	––	(78,220)	(78,220)
Balances - September 30, 2007	––	3,052	177,185	(93,048)	87,189
Cash contributions from owners	––	––	32,324	––	32,324
Expenses paid by owners	––	––	718	––	718
Equipment contributed from owners	––	––	1,732	––	1,732
Debt Extinguished by Parent Company	––	––	205,500	––	205,500
Net Loss	––	––	––	(205,086)	(205,086)
Balances - September 30, 2008	3,051,870	$3,052	$417,459	$(298,134)	$122,377
Rent contributed from shareholder	––	––	102	––	102
Net Loss	––	––	––	(218,399)	(218,399)
Balances – June 30, 2009	3,051,870	$3,052	$417,459	$(516,533)	$(95,920)

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Notes to Unaudited Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Skreem Studios have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with Skreem Studios’ audited 2008 annual financial statements and notes thereto filed with the SEC on form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the result of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure required in Skreem Studios’ 2008 annual financial statements have been omitted.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared utilizing the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. Under this method, revenues are recognized when earned and expenses are recorded when liabilities are incurred.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. Skreem considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, the price is fixed or determinable, and collectability is reasonably assured. Revenue that is billed in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided. As of June 30, 2009, no significant revenue has been recorded.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Concentrations of risk

The rental of professional recording studios and provision of related services is highly competitive, with over a dozen studios operating in the metropolitan Orlando area.  Major factors that contribute to success are quality, convenience, service and price.  The cost of providing high quality service includes the acquisition of technologically current equipment in an environment that is built to provide good acoustics, which makes it difficult to compete with price.  There can be no assurance that the Company will be able to compete against the established studios, particularly in the current economic environment in which there is downward price pressure.  This competition may adversely affect the Company’s business, results of operations and financial condition.

The Company’s performance will be substantially dependent on the performance of its executive officer and engineer, Justin Martin and Charles Camorata.  The loss of the services of its executive officer or key employee, particularly in the early states of operation and development, could have a material effect on its business, results of operations or financial condition.  The Company does not maintain key man life insurance covering either of them.

The Company’s executive officers and key shareholders control approximately 94% of the Company’s outstanding Common Stock.  Accordingly, the Company’s executive officers and several key shareholders hold significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all of its assets, and also the power to prevent or cause a change in control.

The Company’s growth and continued operations could be impaired by limitations on access to capital markets.  If the market for securities were to weaken for an extended period of time, the Company’s ability to raise capital will be substantially reduced.  Even if the market for securities were not to weaken, there is no assurance that a market for the Company’s stock will exist in the future.  The Company will be registering to sell a minimum of 25,000 shares with a maximum of 1,000,000 shares at $1 a share in a self offering.

Cash and cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of June 30, 2009 and September 30, 2008, there were no cash equivalents.

Prepaid expenses

Prepaid expenses are advance payments for products or services that will be used in operations during the next twelve months.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Property, equipment, and improvements

Property and equipment are stated at cost. Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. Fully depreciated assets are carried on the books until the date of disposal. Property sold or retired, and the related gain or loss, if any, is taken into income currently. Property that costs less than $500 is expensed as incurred.

Depreciation and amortization

Depreciation is calculated on the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years for equipment and furnishings and over the life of the lease for leasehold improvements.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Fair Value Measurements

We adopted the Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standard (SFAS) No. 157, Fair Value Measurement at inception. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, SFAS No. 157 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

•

Level 1. Observable inputs such as quoted prices in active markets;

•

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its fixed assets at their fair value if impairment is identified in accordance with FAS 144. The inputs that are used in determining the fair value of these assets are Level 3 inputs. These inputs consist of but are not limited to the following: estimates of prices for similar assets according to web markets such as ebay, estimates of the condition of the property, estimates of the costs to get the assets ready for sale, etc. In 2009, the company recognized impairment on their Studio Equipment of $4,777. This asset was written down to its fair value as of June 30, 2009.

The following table presents assets that were measured and recognized at fair value as of June 30, 2009:

					Total
Description	Level 1		Level 2	Level 3	(losses)
Equipment Held (not in service)		$-	$––	$21,550	$(4,777)
Total		$-	$––	$21,550	$(4,777)

The FASB’s SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an Amendment of SFAS 115 became effective for us as of January 1, 2008. SFAS 159 establishes a fair value option that permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the period ended December 31, 2008, there were no applicable items on which the fair value option was elected.

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Current income tax provisions are made based on taxable income reported to federal and state taxing authorities. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of June 30, 2009 and September 30, 2008, there were no current or deferred income tax expense or benefits.

For income tax reporting purposes, the Company uses accounting methods that recognize depreciation sooner than for financial statement reporting. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that accelerated depreciation exceeds straight-line depreciation. Deferred income taxes have been recorded for the excess, which will be taxable in future periods through reduced depreciation deductions for tax purposes.

Cash paid for income taxes for the twelve month periods ended June 30, 2009 and September 30,2008 and from inception was $0.

Basic and Diluted Net Income Per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.  The Company had no common stock equivalents from inception through June 30, 2009.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards no.123(R) or SFAS No. 123(R), Share-Based Payments, and Staff Accounting Bulletin No. 107, or SAB 107, Share-Based Payments. The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, or SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services under FASB Statement no. 123.

The Company did not grant any stock options from inception through June 30, 2009.

Advertising

Advertising costs are generally expensed as incurred. Total advertising cost for the three and nine month periods ended June 30, 2009, June 30, 2008 and from inception was $0, $0 and $4,440, respectively.

Recent Accounting Pronouncements

In September 2006, the FASB issued Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109 ,” which provides guidance for the recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN 48, we are required to determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If the tax position meets the “more likely than not” recognition threshold, it is then measured and recorded at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.   The adoption of FIN 48 did not have a material effect on our consolidated financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements “. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, where fair value has been determined to be the relevant measurement attribute. This statement is effective for financial statements of fiscal years beginning after November 15, 2007. The Company did not experience any significant changes due to the adoption of this pronouncement.

In February 2007, the FASB issued SFAS No. 159, “ The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FASB Statement No. 115 .” The new standard permits an entity to make an irrevocable election to measure most financial assets and financial liabilities at fair value. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions, as long as it is applied to the instrument in its entirety. Changes in fair value would be recorded in income. SFAS No. 159 establishes presentation and disclosure requirements intended to help financial statement users understand the effect of the entity’s election on earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year beginning after November 15, 2007. There were no applicable items on which the fair value option was elected for the periods shown within this registration statement.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “ Business Combinations “. SFAS No. 141(R) establishes principles and requirements to recognize the assets acquired and liabilities assumed in an acquisition transaction and determines what information to disclose to investors regarding the business combination. SFAS No. 141(R) is effective for business combinations for which the acquisition date is on or after the beginning of the first annual period beginning after December 15, 2008. The company has not entered into any business combinations since the effective date of SFAS 141R. The company will apply this literature toward any future acquisitions considered applicable.

In May 2009, the FASB issued SFAS 165 (“SFAS 165”), “Subsequent Events.” This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). SFAS 165 requires an entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The Company adopted SFAS 165 effective June 30, 2009 and the adoption did not have a material impact on its consolidated financial statements. The company applied this pronouncement to the period ended June 30, 2009. The only change from prior periods was the added disclosure of the company providing the period in which subsequent events were evaluated.

 NOTE 3 – GOING CONCERN

Skreem’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses of $440,966 and has a working capital deficit of $123,470 at June 30 2009. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Management intends to finance these deficits through the sale of stock.

NOTE 4 – INCOME TAXES

There has been no provisions for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses from inception.

At June 30, 2009 and September 30, 2008, the Company had US net operating loss carryforwards of approximately $520,200 and $298,134 for federal income tax purposes.

Deferred tax assets and liabilities are comprised of the following as of March 31, 2009 and September 30, 2008:

Deferred income tax assets:
	2009	2008
Tax effect of net operating loss carryforward	$175,600	$101,400
Valuation allowance	$(175,600)	$(101,400)
Net deferred tax asset	$––	$––

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of March 31, 2009 and 2008, the Company had net operating loss carry forwards of $369,192 and $298,134 for federal and state income tax purposes. These carry forwards, if not utilized to offset taxable income will begin expiring in 2027 and 2028. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

NOTE 5 – DEVELOPMENT STAGE OPERATIONS

The Company was formed October 7, 2005. Initial funding for the Company was provided by the parent’s principal stockholder via equity capital, direct debt capital and indirect/related party debt capital. The Company’s business operations commenced January 2, 2008. Operations of the Company from inception have been devoted primarily to raising capital, obtaining financing, acquiring equipment, constructing improvements to the rented studio facilities, and administrative functions. Start-up and organization costs are expensed as incurred. Transactions with shareholders and other related parties are described in other notes to these financial statements.

NOTE 6 – RELATED PARTY NOTES

On February 26, 2008, the Company’s Parent Company as of that date, Skreem Records Corporation, issued 500,000 common shares of SRC stock to relieve notes payable on behalf of both the Company and the Parent Company. The debt relieved related to the Company was $205,500. The debt relieved for the Parent Company was $44,500, for a total debt relieved for the parent and subsidiary of $250,000. The relative market value of the SRC stock at the time of issuance was $0.50 per share. Therefore, no gain or loss on this extinguishment was recognized as the consideration given up by the parent in the form of SRC stock was equal to the consideration received in relief of the notes payable of $250,000. This non-cash transaction was taken as a contribution from the parent in fiscal 2008.

At June 30, 2009, interest in the amount of $30.418 is accrued on these notes. Interest expense for the nine month periods ended June 30, 2009 and 2008 and from inception was $6,888, $10,812 and $34,462respectively.

Short-term debt as of June 30,, 2009 and September 30, 2008 consisted of the following demand notes:

	2009	2008
Various unsecured demand notes to the principal shareholder with no stated interest rate; interest is being accrued at 8.00%.	$11,112	$40,850

Various unsecured demand notes to a business owned and controlled by the principal shareholder with a stated interest rate of 8.00%.	10,623	87,400

An unsecured demand note to a business owned and controlled one of the shareholders with no stated interest rate; interest is being accrued at 8.00%.	1,600	1,600

Various unsecured demands note to a corporation controlled by the principal shareholder with a stated interest rate of 8.00%.	11,000	11,000

	$34,335	$140,850

The related party creditor is Jeff Martin, the controlling shareholder of the Company who owns 56% of the Company’s shares.

NOTE 7 – CAPITAL STOCK

On July 1, 2008, Skreem Studios, LLC spun off from its then Parent Company Skreem Records Corporation (now called Insight Management, Inc.). Subsequent to the spin off, the limited liability company incorporated and became Skreem Studios, Inc. All shareholders of the Parent Company as of July 1ST received one share in the newly formed Skreem Studios, Inc. These shares were treated as founders shares by the Company with an increase to common stock and the offset to additional paid in capital. This was the only stock transaction by the Company from inception through June 30, 2009.

The Company has 100,000,000 shares of $0.001 par value stock authorized.  At June 30, 2009 there were 3,051,870 shares outstanding.  Ownership by significant parties, officers and employees of the Company are as follows:

Name of beneficial owner	Number of shares	% of Ownership
Jeffrey Martin	1,697,500	56
Tony Harrison	490,000	16
Justin Martin, Vice President	300,000	10
Karen Aalders, Secretary/Treasurer	183,000	6
Thomas Tedrow	110,000	4
Charles Camorata, President	20,000	1
Other shareholders	251,370	7

NOTE 8 – RELATED PARTY TRANSACTIONS

All of the non-trade debt financing and related interest expense for the Company have been provided by and paid or accrued to the principal shareholder or entities controlled by him, see Note 6.

The facility at which the equipment held is stored is owned by an entity controlled by the principal shareholder and the rent expense for usage is contributed by the shareholder as additional paid in capital.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases two studio/suites. The three-year lease on studio/suite 104 and the five-year assumed lease on studio/suite 105 expired on May 31, 2009.  Both leases were extended through May 31, 2012. The minimum future lease payments for these non-cancelable leased studio/suites as of June 30, 2009 are as follows:

Year Ended September 30,	Amount
2009	13,500
2010	54,667
2011	56,667
2012	38,667
2013	––
$163,501

In April, 2009 the Company signed Lease Assignment Agreements with Rich Music Entertainment, a third party, subleasing both studios to them through May 31, 2009 and transferring to them the rights and obligations for the extended lease for the period June 1, 2009 through May 31, 2012.  However, see Note 14 regarding subsequent events regarding negotiation of release from the obligation from the property owner.

NOTE 10 – EQUIPMENT

Property and equipment at June 30, 2009 and September 30, 2008 were as follows:

	6/30/09		9/30/08
Leasehold improvements	$	---	$113,160
Studio equipment (in service)		---	84,903
Less accumulated depreciation		---	(30,738)
Studio equipment (not in service)		21,550	---
		$21,550	$167,325

The Company leased two Studio/Suites in June and September, 2006. These Suites required significant modifications and alterations in order for them to be placed in service as recording studios. Direct costs of $96,374 as well as carrying costs associated with the leasehold improvements of $16,786 were capitalized as they occurred and were being amortized straight line from the commencement of operations on January 2, 2008 over the five year term of the lease.

On August 10, 2008, the Company suffered a break-in and substantial equipment was stolen. The Company also incurred damage to its leased facility. The Company filed an insurance claim on the incident, receiving proceeds in the amount of $166,779 and recognizing an extraordinary loss of $19,375 for the year ended September 30, 2008.  An extraordinary gain in the amount of $32,822 was recognized in the nine months ended June 30, 2009 for additional claims granted.  (See Note 12.)

In April, 2009 the Company vacated its leased facility (see Notes 9 and 13).  At that time the Company sold a small portion of its equipment at a loss and stored the remainder of its equipment (see Note 11).  All leasehold improvements were fully impaired as of June 30, 2009.

All escalating payment leases were expensed according to the straight line method.

NOTE 11 – OTHER ASSETS – EQUIPMENT HELD (NOT IN SERVICE)

In April, 2009 the Company moved its remaining equipment into storage with the intention of utilizing it in the future for operations.  The equipment is being carried at fair market value and a loss of $4,777 was recognized to adjust carrying value from net book value.

NOTE 12 – EXTRAORDINARY GAIN

The company recognized extraordinary income related to studio equipment that was burglarized on August 10, 2008. The extraordinary gain of $32,822 was considered extraordinary due to its unusual and infrequent nature.  The Company recognized a related extraordinary loss of $19,375 for the year ended September 30, 2008 for prior insurance claims approved.  The net extraordinary gain related to these insurance claims of $13,447 is equal to the proceeds received from the Company’s insurance claim less the book value of the assets stolen.  The insurance proceeds that were collected were netted against the loss in the manner above in accordance with SOP 96-1 and FASB interpretation 30.  (See also Note 15.)

NOTE 13 – LOSS ON IMPAIRMENT OF FIXED ASSETS

The Company recognized a loss on the impairment of assets in the amount of $86,855 and $0 in the three months ended June 30, 2009 and 2008, respectively, $86,855 and $0 in the nine months ended June 30, 2009 and 2008, respectively, and of $86,855 from inception through June 30, 2009.  The impairment loss of $82,078 on the abandonment of leasehold improvements is included in the loss from discontinued operations in the financial statements.  (See Note 15.)

NOTE 14 – SUBSEQUENT EVENTS

Subsequent to June 30, 2009 the Company negotiated for release for the lease obligation with the landlord of the two suites it contracted to lease through May 31, 2012.  As of September 16, 2009, the Company remitted a buyout payment totaling $11,000 and was granted a release from all debts and future obligations with regard to the lease.  Upon release from the obligation the Company will recognize a gain of approximately $19,662 on the extinguishment of debt for the release of payment of the accrued rent.  A loss of $82,078 on the abandonment of leasehold improvements was recognized during the three and nine month periods ended June 30, 2009.

In October 2009 the company negotiated for a lease of a studio facility at 275 North Bayshore Drive, Ocoee, FL 34761.  The agreement will allow the Company to use the facility in exchange for the Company’s stock.  The agreement was signed on November 2, 2009.

The date through which subsequent events were evaluated was November 11, 2009, the date on which the financial statements were issued.

NOTE 15 – DISCONTINUED OPERATIONS

On April 15, 2009, the board of directors decided to close the two studios located at 7648 Southland Blvd. in Orlando, FL.  The Company’s loss from operations from the former facility at 7648 Southland Blvd, reported in discontinued operations, for the three months ended, for the nine months ended, and for the period from inception through June 30, 2009 were $120,832, $170,432 and $429,323, respectively.  Prior year financial statements have been restated to present the operations of the Company at the facility located at 7648 Southland Blvd. as a discontinued operation.  The net extraordinary gain from inception through June 30, 2009 in the amount of $13,447 (Note 12) and loss on impairment of fixed assets from inception through June 30, 2009 in the amount of $88,855 (Note 13) have been included in the loss from discontinued operations.

___________________________________________________

SKREEM STUDIOS, INC.

1,000,000 Shares

Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until December 1, 2009 all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

November __, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.

Indemnification of Directors, Officers, Employees and Agents.

The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Florida law. Florida law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Florida General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Florida General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's by-laws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Florida law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25.

Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee	$159.19
Legal fees and expenses (1)	$15,000.00
Accounting fees and expenses	$5,000.00
Miscellaneous (1)	$79.00
Total (1)	$20,238.19

———————

(1)

Estimated.

Item 26.

Recent Sales of Unregistered Securities.

None

Item 27.

Exhibits and Financial Statement Schedules.

(a)

Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description of Exhibit
3.1 (1)	Certificate of Incorporation of SKREEM STUDIOS, INC.
3.2 (1)	By-laws of SKREEM STUDIOS, INC.
5.1 (1)	Opinion of Matthew Maza, Attorney-at-Law
23.1 (1)	Consent of M&K CPAS, PLLC, Independent Auditor
23.2 (1)	Consent of Matthew Maza, Attorney-at-Law (included in Exhibit 5.1)

———————

(1)

Filed herewith

Item 28.

Undertakings.

The undersigned registrant hereby undertakes to:

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B (�230.430B of this chapter):

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of Orlando, State of Florida, on November 25, 2009.

SKREEM STUDIOS, INC.

By:	/s/ CHARLES CAMORATA
Charles Camorata President and Principal Executive Officer and Director

By:	/s/ KAREN AALDERS
Karen Aalders Secretary, Treasurer and Principal Accounting/Financial Officer and Director

POWER OF ATTORNEY

The undersigned directors and officers of SKREEM STUDIOS, INC., hereby constitute and appoint Charles Camorata and Justin Martin, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ CHARLES CAMORATA	President, Chief Executive Officer and Director	November 25, 2009
Charles Camorata

/s/ JUSTIN MARTIN	Vice President and Director	November 25, 2009
Justin Martin

/s/ KAREN AALDERS	Treasurer and Secretary	November 25, 2009
Karen Aalders	Principal Accounting/Financial Officer and Director